Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

FelCor Lodging Trust Incorporated
Irving, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 (No. 333- ) of our report dated August 25, 2011, relating to the combined financial statements of Royalton LLC and Morgans Holdings LLC for the year ended December 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP

New York, New York
August 25, 2011